Exhibit 99

For Immediate Release

TradeStation Group Reports Record Net Income and Total Brokerage Accounts

DARTs Increase 42% Year over Year While Net Income Increases 49% and Revenues Increase 31%

Plantation FL, October 19, 2006 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported record quarterly net income of $7.8 million and record total brokerage accounts of over 30,000.

TradeStation Group’s 2006 third quarter net income of $7.8 million, or 17 cents per share (diluted), was a 49% increase from 2005 third quarter net income of $5.3 million, or 12 cents per share (diluted). Income before income taxes was $12.3 million in the 2006 third quarter, a 39% increase from 2005 third quarter income before income taxes of $8.9 million. The company’s 2006 third quarter net revenues of $32.2 million were a 31% increase over 2005 third quarter net revenues of $24.5 million.

TradeStation Reports Record Total Brokerage Accounts, and DARTs Increase 42% Year over Year

For the 2006 third quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q3 06	Q3 05	% Increase
Daily Average Revenue Trades	58,457	41,206	42%

“We attribute our growth in DARTs to the diversity of our service offering, consistent account growth, and the robustness of our high-end client base,” said David Fleischman, TradeStation Group’s Chief Financial Officer. The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of September 2006.

TradeStation added, net, nearly 1,600 brokerage accounts during the 2006 third quarter, reaching a record 30,265 brokerage accounts as of September 30, 2006.

TradeStation’s Average Client Trades 500 Times per Year and Has an Average Account Balance of $81,000 for Equities and $17,500 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2006 third quarter:

Client Trading Activity
Annualized average revenue per account	$4,000
Annualized trades per account	500

Client Account Assets
Average assets per account (Equities)	$81,000

Average assets per account (Futures)	$17,500

While, on an annualized basis during the 2006 third quarter, the average TradeStation account traded 500 times, or nearly 42 times per month, the average TD Ameritrade and E-Trade account traded about 8 to 10 times, or less than once per month. Also, TradeStation’s average assets per equities account of $81,000 was nearly double the amount of the average assets per account of TD Ameritrade and E-Trade.

Company Provides Business Outlook for 2006 Fourth Quarter

The company’s fourth quarter 2006 Business Outlook estimated ranges are as follows:

FOURTH QUARTER 2006 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Fourth
	Quarter 2006
REVENUES	$33.0	to	$35.0
INCOME BEFORE INCOME TAXES	$12.5	to	$13.5
EARNINGS PER SHARE (Diluted)	$0.17	to	$0.18

The company’s fourth quarter 2006 Business Outlook estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on recent trading activity levels and market conditions, as well as trading activity levels and market conditions during the first nine months of 2006; anticipated growth and trading activity of active trader equities and futures accounts; interest rates (and the extent to which they will or will not increase or decrease for the remainder of 2006); the cost of ongoing litigation and disputes and the amount of any judgments, awards, settlements or regulatory fines or sanctions; the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2006 third quarter results and its fourth quarter 2006 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the fourth quarter 2006 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and financial markets, including, but not limited to, changes in the combined average share volume of the major exchanges and in market volatility;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products, services or product/service upgrades into the market;

•	market pressure to continue to lower, substantially, pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	pending NASD inquiries concerning OATS reporting violations, violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) concerning certain customer short sale orders in 2004, and failure to transmit short sale position reports since the conversion to self-clearing operations, each of which could result in fines, sanctions and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including three pending lawsuits, all of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures;

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures, planned for later in the year and 2007

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities and futures, its forex business (including the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering), and its institutional and non-US trader market businesses (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company, other lawsuits or proceedings against the company or potential business combinations);

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES:
Brokerage commissions and fees	$19,215,783	$16,220,671	$57,856,073	$48,562,068
Interest income	11,655,041	6,834,596	32,320,907	16,218,743
Brokerage interest expense	1,202,442	1,024,330	3,420,400	2,471,820

Net interest income	10,452,599	5,810,266	28,900,507	13,746,923
Subscription fees and other	2,547,636	2,508,794	7,294,936	7,417,068

Net revenues	32,216,018	24,539,731	94,051,516	69,726,059

EXPENSES:
Employee compensation and benefits	7,544,662	5,744,139	21,741,925	17,016,578
Clearing and execution	6,425,480	4,806,222	19,109,600	14,691,434
Data centers and communications	1,626,680	1,311,782	4,775,860	4,360,797
Advertising	1,121,833	946,939	3,180,225	2,916,565
Professional services	842,725	645,325	2,279,433	2,352,901
Occupancy and equipment	646,987	622,605	1,902,681	1,827,132
Depreciation and amortization	674,867	435,752	1,722,460	1,330,390
Other	1,036,448	1,150,678	2,982,438	2,969,261

Total expenses	19,919,682	15,663,442	57,694,622	47,465,058

Income before income taxes	12,296,336	8,876,289	36,356,894	22,261,001
INCOME TAX PROVISION	4,460,194	3,606,086	13,925,305	8,535,094

Net income	$7,836,142	$5,270,203	$22,431,589	$13,725,907

EARNINGS PER SHARE:
Basic	$0.18	$0.12	$0.50	$0.32

Diluted	$0.17	$0.12	$0.49	$0.31

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,716,983	43,147,365	44,535,515	42,396,269

Diluted	45,993,658	44,481,956	45,944,210	43,870,783

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,433,569 at September 30, 2006 and $1,672,497 at December 31, 2005 *	$69,728,099	$75,101,842
Cash segregated in compliance with federal regulations	437,403,906	426,061,999
Securities, at market value	9,341,497	—
Receivables from brokers, dealers, clearing organizations and clearing agents	39,386,940	36,033,229
Receivables from brokerage customers, net	63,686,079	58,132,743
Property and equipment, net	8,007,892	3,212,019
Deferred income taxes	2,040,469	2,150,218
Deposits with clearing organizations and clearing agents	13,218,304	11,243,184
Other assets	5,250,761	3,198,711

Total assets	$648,063,947	$615,133,945

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$181,508	$789,824
Payables to brokerage customers	527,624,205	523,895,972
Accounts payable	2,142,054	2,416,272
Accrued expenses	7,309,610	5,511,153

Total liabilities	537,257,377	532,613,221
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	110,806,570	82,520,724

Total liabilities and shareholders’ equity	$648,063,947	$615,133,945

* September 30, 2006 Cash and cash equivalents excludes $11.6 million that was transferred on October 3, 2006 from Cash segregated in compliance with federal regulations. December 31, 2005 Cash and cash equivalents includes $9.5 million that was transferred on January 4, 2006 to Cash segregated in compliance with federal regulations.